CHINA HOLDINGS, INC. ANNOUNCES NEW STOCK TRADING SYMBOL: CHHL (OTCBB NASDAQ)

Las Vegas, Nevada, May 11, 2007 CHINA HOLDINGS, INC. (NASDAQ OTCBB: CHHH), and its subsidiaries engage in multiple China-focused business activities including pharmaceutical, real estate, utilities, energy and finance, announced today its common stock will commence trading under a new trading symbol: CHHL (OTCBB NASDAQ). The new name reflects the Company’s updated global strategy and development plan to be a diversified global assets holding company.

The Company’s objective is to achieve long-term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China, or/and worldwide, or/and which derive a significant part of their revenue from China, or/and worldwide. [In connection with the name change, the Company’s common stock was assigned a new CUSIP number as 16942B 102 by OTCBB NASDAQ.

The outstanding shares of common and preferred stock will not be affected by the change in name and new stock trading symbol. The Company’s common stock will still trade on the NASDAQ OTCBB trading under the new trading symbol CHHL. The process will be seamless to any broker executing trades in the Company’s common stock. The Company’s SEC Registered Transfer Agent: Continental Stock Transfer & Trust Company (New York: 1-212-509-4000) has been notified of the name change and has been furnished with a copy of the Certificate of Amendment filed with the Secretary of State of Nevada as legally effective on May 1st 2007. The transfer agent will stamp all the Company’s outstanding stock certificates issued from the effective date, going forward, to reflect the Company’s new name as China Holdings, Inc. Shareholders presenting their stock certificates under China Health Holding, Inc. to the transfer agent will be replaced or awarded certificates in the same amount under China Holdings, Inc.

The information in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

About China Holdings, Inc.

China Holdings, Inc. ( NASDAQ OTCBB: CHHL), is a development stage company with the goal of becoming a diversified global assets holding company. The Company and its subsidiaries engage in multiple China-focused business activities including pharmaceutical, real estate, utilities, energy and finance. Its objective is to achieve long-term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China, or/and worldwide, or/and which derive a significant part of their revenue from China, or/and worldwide.

The company has two wholly-owned subsidiaries: (i) China Health Holdings, Inc. f/k/a China Health World Pharmaceutical Corporation, and (ii) China Power, Inc. f/k/a China Health World Trade Corporation;

About China Health Holdings, Inc.

China Health Holdings, Inc. a wholly owned subsidiary of China Holdings, Inc., is a development stage company with the goal of becoming a leading developer, manufacturer, marketer and distributor of pharmaceutical drugs and dietary supplements in China and worldwide. The Company's main objective is to partner with CHINA - SFDA approved drug producers, GMP certified manufacturing facilities, research and development centers and universities in China. The Company's immediate goals for 2007 include the profitable penetration of the Chinese pharmaceutical industry by merger and acquisition (M&A) leading pharmaceutical companies in the China. The Company’s strategy is to leverage synergies, integrate drug pipelines and distribution channels, and management expertise between pending pharmaceutical acquisitions. Please visit http://www.chinahealthholding.com for more information on the Company.

For Worldwide Investor and Media Inquiries, Please Contact:

China Holdings, Inc. ( CHHL: OTCBB NASDAQ), Las Vegas
Julianna Lu
The Chief Executive Officer
Tel: +1-604-608-6788 ; +1-877-883-0979 (North America)
Tel: +86-1370-133-1287
Email: info@chinahealthholding.com

Ogilvy Public Relations Worldwide
Mr. Rory Macpherson
Senior Associates
Tel: +86-10-8520-6553
Email: rory.macpherson@ogilvy.com

Safe Harbor Statement: To the extent that statements in the press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward looking, all forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements, which may accompany the forward-looking statements, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the Company's industry and general economy; competitive factors; ability to attract and retain personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-KSB; its quarterly reports on Forms 10-QSB; and any reports on Form 8-K. In addition, the company disclaims any obligation to update or correct any forward-looking statements in all of the Company's press releases to reflect events or circumstances after the date hereof.